UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2007
__________________________________________________
Date of Report (Date of earliest event reported)

EYI INDUSTRIES, INC.
_____________________________________________________
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-29803
(Commission File Number)

88-0407078
(IRS Employer Identification No.)

7865 Edmonds Street, Burnaby, BC Canada
(Address of principal executive offices)

V3N 1B9
(Zip Code)

604-759-5031
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01 Other Events

On August 20, 2007 the Company's subsidiary changed its name from Essentially Yours Industries (International) Limited to Essential Environmental Products (International) Limited ("EEPI") and increased its authorized share capital to 100,000,000 shares.

ITEM 1.02 Termination of a Material Definitive Agreement

On August 31, 2007 we recevied a letter from Mr. Dori O'Neill resigning as an Officer and Director of the Company and requesting the termination of the Consulting Agreement between the Company and Global Mutual Benefit Network, Inc.,a company controlled by Mr. Dori O'Neill. The Company agreed to the termination effective August 31, 2007 and agreed to waive the one year writtn notice requirement.

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2007 the Company's subsidiary, EEPI entered into a Consulting Agreement with Global Mutual Benefit Network, Inc., a company controlled by Mr. Dori O'Neill to provide consulting services to EEPI for a period of five years effective September 1, 2007.


ITEM 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

(d) Exhibits


Exhibit 10.1 Termination Letter from Global Mutual Benefit Network, Inc. dated August 31, 2007

Exhibit 10.2 Consulting Agreement dated September 1, 2007 between Essential Environmental Products (International) Limited and Global Mutual Benefit Network, Inc.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,as amended,the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYI INDUSTRIES, INC.

Date: September 5, 2007

By: /s/ Jay Sargeant
Jay Sargeant
President and Chief Executive Officer